Exhibit 99.1
For Immediate Release
Local.com Acquires PremierGuide
Transaction Makes Local.com One of the Nation’s Largest Providers
of Online Local Business Directories
IRVINE, Calif., July 19, 2007 — Local.com Corporation (NASDAQ: LOCM), a leading local search engine, today announced the acquisition of PremierGuide Inc., one of the largest providers of online business directories to regional media publishers such as newspapers, TV and radio stations, and city portals.
Under the terms of the agreement Local.com acquired 100 percent of the outstanding shares of PremierGuide for cash consideration of approximately two million dollars. Founded in 2003 and based in Bellevue, Washington, PremierGuide will become a wholly-owned subsidiary of Local.com. Malcolm Lewis, PremierGuide’s CEO, will become Local.com’s vice president, private label. The acquisition makes Local.com one of the largest providers of syndicated, private-label local search and directories in the United States with a network of over 400 regional media websites.
PremierGuide is one of North America’s largest and fastest growing providers of business directories to regional media publishers, with directories on over 350 sites including Community Newspaper Holdings, Inc. (CNHI), GateHouse Media, Inc. and Washingtonpost.Newsweek Interactive, the online publishing subsidiary of The Washington Post Company. The business directories can be easily added to any publisher’s website and are designed to increase traffic to the site by providing SEO-friendly local business listings. These listings are subsequently indexed on the major search engines providing publishers with a new source of highly valuable organic search traffic to their sites. The search traffic is monetized by ads displayed alongside the business listings and these ad revenues are shared with the publisher.
“PremierGuide has built up a large publisher network with a product that serves a complementary segment of the regional media market to our LocalConnect™ platform. Excluding amortization expenses, this acquisition is expected to be immediately accretive and effectively double our organic traffic — an important part of our growth and margin strategy,” said Heath Clarke, Chairman and CEO, Local.com. “In addition, utilizing our superior search monetization, we expect additional fourth quarter revenue growth and margin contribution as we deploy new content and advertiser listings across the network.”
“We are very pleased to be joining forces with Local.com and look forward to working with this exceptional team. Local.com’s product development expertise, comprehensive local content and better monetization should provide immediate benefit to our customers,” said Malcolm Lewis,

CEO, PremierGuide. “We expect to deliver enhanced local search products to the regional media market nationwide.”
Local.com plans to integrate PremierGuide’s technology and product with the company’s LocalConnect platform to provide an additional turn-key private-label solution to regional media. LocalConnect allows local newspapers, radio and television stations and yellow pages companies to incorporate Local.com’s powerful local search technology into their websites via a customized, private label local business directory platform.
New and revised PremierGuide and LocalConnect contracts are expected to incorporate royalties for the licensing of Local.com’s recently announced local search patent, number 7,231,405.
PremierGuide’s unaudited revenue was approximately $800,000 for the last twelve months with net income of approximately $300,000 excluding salaries paid to founders. Monetization of the network using third-party ads was significantly lower than the monetization levels achieved on Local.com.
To experience Local.com go to: http://www.local.com.
About Local.com
Local.com (NASDAQ: LOCM) is a Top U.S. website attracting approximately 10 million visitors each month seeking information on local businesses, products, services, and jobs. Local.com is also one of the largest local search syndication networks, publishing business information on over 400 regional media sites. Powered by the company’s patented local web indexing and Keyword DNA® technologies, Local.com provides users with targeted, relevant local search results, including special offers from local businesses, user reviews, local businesses’ website links, maps, driving directions and more. Businesses can advertise on Local.com with subscription, pay-per-click, banner and pay-per-call ad products. The site’s mobile service, Local Mobile provides local search results via mobile phones and devices. Local.com claims U.S. patent numbers 7,231,405 and 7,200,413. For more information visit: www.local.com.
Forward-Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend’ and similar expressions, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain, incorporate our local-search technologies, market the Local.com domain as a destination for consumers seeking local-search results, grow our business by enhancing our local-search services, expand our Advertiser and Distribution Networks, expand internationally, integrate and effectively utilize our acquisitions’ technologies, develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
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Media Contacts:
Cameron Triebwasser
Local.com
949-789-5223
949-233-4480
ctriebwasser@local.com
Dan Chmielewski
Madison Alexander PR
714-832-8716
949-231-2965
dchm@madisonalexanderpr.com
Investor Relations Contact:
John Baldissera
BPC Financial Marketing
800-368-1217